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U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2000

MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)

(309-266-7176)
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events

    Morton Industrial Group, Inc., on September 20, 2000, issued warrants to purchase an aggregate number of shares of its Class A common stock equal to the greater of (a) 4.99% of the total outstanding shares of Class A and Class B common stock, calculated at the time of exercise, exclusive of certain shares issued as employee or director compensation or pursuant to the warrants, or (b) 238,548 shares. The 238,548 warrants issued are exercisable at any time during the period from September 28, 2000 through September 28, 2001, at an exercise price of $.01 per share.

    These warrants were issued pursuant to a provision of the third amendment to a credit agreement with Harris Trust and Savings Bank which provided that if the credit facility was not retired by September 20, 2000, the Company would issue the warrants.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: October 6, 2000	By:	/s/ THOMAS D. LAUERMAN Thomas D. Lauerman Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Form of Warrant

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Item 5. Other Events
SIGNATURES
INDEX TO EXHIBITS